PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	President and Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Atlanta, GA - January 29, 2018 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced a loss of $15.3 million, or ($0.59) per diluted share for the fourth quarter of 2017, compared to net income $4.0 million, or $0.16 per diluted share, in the third quarter of 2017. The tax reform legislation signed into law on December 22, 2017 resulted in a reduction of the value of our deferred tax asset and an increase in tax expense of $17.4 million, or ($0.67) per diluted share, in the fourth quarter of 2017. Net loss for the full year 2017 was $3.7 million, or ($0.14) per diluted share, compared to net income for the full year 2016 of $13.4 million, or $0.53 per diluted share.
Fourth Quarter Highlights

•	Grew loans held for investment by $28.4 million to $1.93 billion from September 30, 2017.

•	Grew commercial and industrial loans by $52.9 million to $615.4 million from September 30, 2017.

•	Grew total quarterly average deposits by $73.6 million to $2.19 billion from the third quarter of 2017.

•	Reported taxable equivalent net interest margin of 3.39%, an increase of 13 basis points from the third quarter of 2017.

•	Decreased nonperforming assets to 0.14% of total assets from 0.23% in the third quarter of 2017.

•	Recorded expense of $2.2 million related to the previously announced resignation of the President and Chief Operating Officer and a planned reduction of staff.
2017 Highlights

•	Grew commercial and industrial loans by $84.3 million, or 16%, from December 31, 2016.

•	Grew average noninterest bearing deposits by $71.3 million, or 13%, from 2016.

•	Reported taxable equivalent net interest margin of 3.28%, an increase of 16 basis points from 2016.

•	Grew income from SBA lending activities by $487,000, or 13%, from 2016.

•	Completed the sale of our Cleveland Tennessee branch in the first quarter of 2017.
2018 Expectations

•	Anticipate closing on the sale of the Southeast Trust Company in the second quarter of 2018, with an expected gain of approximately $1.7 million.

•	Plan additional severance expense in the first quarter of 2018 from the reduction of staff and the closing of our Charlotte loan production office.

•	Anticipate the consolidation of two branches in Chattanooga, Tennessee during the first quarter of 2018.

•	Estimate the 2018 effective tax rate to be approximately 20%.

“Atlantic Capital’s earnings in the fourth quarter of 2017 were affected not only by the change in tax law, but also by several actions management has taken to drive growth in our core businesses, streamline the structure of our organization, and position the Company for better performance in 2018 and beyond. This disciplined focus on efficiency, alignment, and productivity will continue in our day to day management of the Company,” explained Douglas Williams, President and Chief Executive Officer.
“We are confident as we begin 2018 that the cost saving, restructuring, and new investment decisions we have made will allow us to bring our successful and focused banking strategy to the entire Atlantic Capital footprint, while providing best of class service and solutions to our clients and prospects. Our banking teams are now almost fully staffed and are better aligned for meaningful improvement in performance. Our balance sheet is strong and our credit quality is sound. We are ready for 2018.”
Income Statement
Net interest income increased to $21.1 million in the fourth quarter of 2017 from $20.3 million in the third quarter of 2017, primarily as a result of higher loan and investment yields. Net accretion income on acquired loans totaled $686,000 in the fourth quarter of 2017 compared to $343,000 in the third quarter of 2017.
Taxable equivalent net interest margin was 3.39% in the fourth quarter of 2017, an increase of 13 basis points from the third quarter of 2017. The accretion from the acquired loan discount and amortization of time deposit premium contributed 12 basis points to the net interest margin in the fourth quarter of 2017 compared to 6 basis points in the third quarter of 2017.
Loan yields in the fourth quarter of 2017 increased 20 basis points to 4.61% from the third quarter of 2017 as a result of the December increase in the fed funds rate, an increase in loan fees and an increase in accretion income. Loan fees contributed 25 basis points to the loan yield in the fourth quarter of 2017 compared to 20 basis points in the third quarter of 2017. Accretion income contributed 15 basis points to the loan yield in the fourth quarter of 2017 compared to 7 basis points in the third quarter of 2017.
The cost of total deposits in the fourth quarter of 2017 was 0.52%, an increase of 2 basis points from the third quarter of 2017. The cost of interest bearing deposits increased 1 basis point to 0.73% from the third quarter of 2017.
The provision for loan losses was $282,000 in the fourth quarter of 2017 compared to $322,000 in the third quarter of 2017. Non-performing assets to total assets improved to 0.14% in the fourth quarter of 2017, compared to 0.23% for the third quarter of 2017. The fourth quarter included a recovery of $192,000 on a $7.7 million loan relationship that was charged-off in the third quarter of 2017.
Noninterest income totaled $3.6 million in the fourth quarter of 2017, an increase of $91,000 from the third quarter of 2017. The increase included higher derivatives income of $97,000, and higher trust income of $45,000, resulting from an increase in assets under management. This was offset by a decrease in mortgage income of $30,000 due to lower residential mortgage loan sales and a decrease in SBA income of $45,000 resulting from lower loan sales.
Noninterest expense totaled $20.6 million in the fourth quarter of 2017 compared to $17.5 million in the third quarter of 2017. Salaries and employee benefits expense increased by $2.9 million in the fourth quarter of 2017 to $13.3 million. The fourth quarter salaries and benefits expense included $937,000 in severance expense, $1.3 million in expenses related to the President and Chief Operating Officer’s resignation, and the additional expense of adding new SBA and Tennessee commercial bankers.

Balance Sheet
Total loans were $1.94 billion at December 31, 2017, an increase of $26.6 million from September 30, 2017. Loans held for investment were $1.93 billion at December 31, 2017, an increase of $28.4 million from September 30, 2017, as commercial and industrial loans grew $52.9 million during the quarter due to an increase in new loan originations and increased balances on existing loans. This increase was offset by a $27.7 million decrease in investment commercial real estate and construction and land loans related to the timing of payoffs.
At December 31, 2017, the allowance for loan losses was $19.3 million, or 1.00% of loans held for investment, compared to $18.9 million, or 0.99% of loans held for investment as of September 30, 2017. Annualized net charge-offs to average loans totaled (0.04%) in the fourth third quarter of 2017 and totaled 0.23% for 2017. Nonperforming assets totaled $4.1 million, or 0.14% of total assets, as of December 31, 2017, compared to $6.0 million, or 0.23% of total assets, as of September 30, 2017.
Total average deposits for the fourth quarter of 2017 were $2.19 billion, an increase of $73.6 million from the third quarter of 2017. Average noninterest bearing deposits increased $21.2 million to $649.2 million in the fourth quarter of 2017 and accounted for 29.6% of average total deposits.
Total deposits were $2.45 billion at December 31, 2017, an increase of $347.0 million from September 30, 2017. This increase included higher than normal levels of seasonal volatility at year-end.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Monday, January 29, 2018, to discuss the financial results for the quarter ended December 31, 2017. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating non-interest income; (iv) taxable equivalent interest income; (v) taxable equivalent net interest margin; (vi) efficiency ratio; (vii) operating return on average assets; (viii) operating return on average equity; (ix) tangible common equity; and (x) tangible book value, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, net gains on branch sales, and the income tax effect of adjustments. Operating net income also excludes the revaluation of net deferred tax assets. Operating non-interest expense excludes merger and conversion costs from non-interest expense as well as costs related to the sale of branches. The efficiency ratio excludes merger and conversion costs. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, strategic focus, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.9 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets, trust, and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, and northwest Georgia. Atlantic Capital also provides specialized financial services to select clients nationally.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2017				2016	For the year ended December 31,
(in thousands, except share and per share data; taxable equivalent)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016
INCOME SUMMARY
Interest income (1)	$25,350	$24,566	$24,545	$22,716	$22,530	$97,177	$88,701
Interest expense	4,028	4,060	3,833	3,208	3,029	15,129	11,509
Net interest income	21,322	20,506	20,712	19,508	19,501	82,048	77,192
Provision for loan losses	282	322	1,980	634	2,208	3,218	3,816
Net interest income after provision for loan losses	21,040	20,184	18,732	18,874	17,293	78,830	73,376
Operating noninterest income (2)	3,568	3,477	5,287	3,857	4,430	16,189	17,847
Operating noninterest expense (3)	20,594	17,504	17,623	17,744	18,571	73,465	70,233
Operating income before income taxes	4,014	6,157	6,396	4,987	3,152	21,554	20,990
Operating income tax expense (4)	1,953	2,105	2,067	1,757	1,417	7,882	8,108
Operating net income (2)(3)(4)	2,061	4,052	4,329	3,230	1,735	13,672	12,882
Merger related expenses, net of income tax	—	—	—	—	126	—	1,685
Net gain on sale of branches, net of income tax	—	—	—	—	—	—	2,198
Revaluation of net deferred tax asset	17,398	—	—	—	—	17,398	—
Net income (loss) - GAAP	$(15,337)	$4,052	$4,329	$3,230	$1,609	$(3,726)	$13,395

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$(0.59)	$0.16	$0.17	$0.13	$0.06	$(0.14)	$0.53
Diluted earnings per share - operating (2)(3)(4)	0.08	0.16	0.17	0.13	0.07	0.53	0.51
Book value per share	11.99	12.63	12.45	12.18	12.10	11.99	12.10
Tangible book value per share (5)	11.05	11.67	11.47	11.16	11.05	11.05	11.05

PERFORMANCE MEASURES
Return on average equity - GAAP	(18.66)%	4.96%	5.48%	4.19%	2.09%	(1.17)%	4.44%
Return on average equity - operating (2)(3)(4)	2.51	4.96	5.48	4.19	2.25	4.29	4.27
Return on average assets - GAAP	(2.24)	0.60	0.63	0.48	0.24	(0.14)	0.49
Return on average assets - operating (2)(3)(4)	0.30	0.60	0.63	0.48	0.25	0.50	0.48
Taxable equivalent net interest margin	3.39	3.26	3.26	3.20	3.11	3.28	3.12
Efficiency ratio	83.45	73.65	68.37	76.78	78.33	75.48	74.28

CAPITAL
Average equity to average assets	11.99%	11.99%	11.47%	11.44%	11.33%	11.72%	11.13%
Tangible common equity to tangible assets	9.91	11.48	10.99	10.27	10.27	9.91	10.27
Tier 1 capital ratio	11.1 (7)	11.3	10.9	10.7	10.3	11.1 (7)	10.3
Total risk based capital ratio	14.1 (7)	14.3	14.0	13.8	13.3	14.1 (7)	13.3
Number of common shares outstanding - basic	25,712,909	25,716,418	25,654,521	25,535,013	25,093,135	25,712,909	25,093,135
Number of common shares outstanding - diluted	25,891,225	25,967,575	25,931,671	25,836,809	25,673,841	25,891,225	25,673,841

ASSET QUALITY
Allowance for loan losses to loans held for investment	1.00%	0.99%	1.11%	1.05%	1.04%	1.00%	1.04%
Net charge-offs to average loans (6)	(0.04)	0.68	0.01	0.26	0.03	0.23	0.11
NPAs to total assets	0.14	0.23	0.52	0.21	0.13	0.14	0.13

(1)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate. (2)Excludes gain on sale of branches. (3)Excludes merger related and divestiture expenses. (4)Excludes revaluation of net deferred tax asset. (5)Excludes effect of acquisition related intangibles. (6)Annualized. (7)Amounts are estimates as of 12/31/17.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	December 31,	September 30,	December 31,
(in thousands, except share data)	2017	2017	2016
ASSETS
Cash and due from banks	$38,086	$35,504	$36,790
Interest-bearing deposits in banks	281,247	40,558	118,039
Other short-term investments	10,681	5,189	10,896
Cash and cash equivalents	330,014	81,251	165,725
Investment securities available-for-sale	449,117	447,005	347,705
Other investments	32,174	35,818	23,806
Loans held for sale	1,487	3,274	35,219
Loans held for investment	1,933,839	1,905,432	1,981,330
Less: allowance for loan losses	(19,344)	(18,870)	(20,595)
Loans held for investment, net	1,914,495	1,886,562	1,960,735
Branch premises held for sale	—	—	2,995
Premises and equipment, net	12,054	11,747	11,958
Bank owned life insurance	63,667	63,284	62,160
Goodwill and intangible assets, net	27,633	27,945	29,567
Other real estate owned	1,215	1,494	1,872
Other assets	59,565	80,032	85,801
Total assets	$2,891,421	$2,638,412	$2,727,543

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$732,442	$599,292	$643,471
Interest-bearing checking	306,331	270,740	264,062
Savings	26,573	30,131	27,932
Money market	1,117,891	865,238	912,493
Time	138,612	144,250	157,810
Brokered deposits	128,816	193,994	200,223
Deposits to be assumed in branch sale	—	—	31,589
Total deposits	2,450,665	2,103,645	2,237,580
Federal Home Loan Bank borrowings	45,000	125,000	110,000
Long-term debt	49,535	49,493	49,366
Other liabilities	37,796	35,520	26,939
Total liabilities	2,582,996	2,313,658	2,423,885

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2017, September 30, 2017, and December 31, 2016	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 25,712,909, 25,716,418, and 25,093,135 shares issued and outstanding as of December 31, 2017, September 30, 2017, and December 31, 2016, respectively	299,474	298,469	292,747
Retained earnings	12,810	28,147	16,536
Accumulated other comprehensive (loss) income	(3,859)	(1,862)	(5,625)
Total shareholders’ equity	308,425	324,754	303,658
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,891,421	$2,638,412	$2,727,543

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended					Year ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
INTEREST INCOME
Loans, including fees	$22,043	$21,491	$21,361	$19,994	$20,363	$84,889	$80,781
Investment securities available-for-sale	2,510	2,298	2,355	2,018	1,477	9,181	5,698
Interest and dividends on other interest‑earning assets	584	562	606	449	467	2,201	1,738
Total interest income	25,137	24,351	24,322	22,461	22,307	96,271	88,217

INTEREST EXPENSE
Interest on deposits	2,856	2,693	2,481	2,047	1,929	10,077	7,399
Interest on Federal Home Loan Bank advances	323	459	452	302	234	1,536	558
Interest on federal funds purchased and securities sold under agreements to repurchase	26	84	76	36	38	222	229
Interest on long-term debt	823	824	824	823	828	3,294	3,285
Other	—	—	—	—	—	—	38
Total interest expense	4,028	4,060	3,833	3,208	3,029	15,129	11,509

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	21,109	20,291	20,489	19,253	19,278	81,142	76,708
Provision for loan losses	282	322	1,980	634	2,208	3,218	3,816
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,827	19,969	18,509	18,619	17,070	77,924	72,892

NONINTEREST INCOME
Service charges	1,206	1,247	1,274	1,349	1,327	5,076	5,487
Gains (losses) on sale of securities	17	(80)	—	—	—	(63)	44
Gains (losses) on sale of other assets	(46)	44	666	78	238	742	388
Mortgage income	290	320	388	257	499	1,255	1,917
Trust income	482	437	488	407	350	1,814	1,411
Derivatives income	94	(3)	116	(51)	346	156	578
Bank owned life insurance	384	384	384	378	395	1,530	1,610
SBA lending activities	843	888	1,171	1,227	599	4,129	3,642
TriNet lending activities	27	20	20	20	357	87	1,501
Gains on sale of branches	—	—	302	—	—	302	3,885
Other noninterest income	271	220	478	192	319	1,161	1,269
Total noninterest income	3,568	3,477	5,287	3,857	4,430	16,189	21,732

NONINTEREST EXPENSE
Salaries and employee benefits	13,298	10,409	10,603	11,065	11,269	45,375	42,303
Occupancy	1,156	1,129	1,074	1,230	995	4,589	4,604
Equipment and software	872	776	996	805	694	3,449	2,966
Professional services	1,280	1,595	973	904	968	4,752	2,918
Postage, printing and supplies	114	63	78	85	73	340	462
Communications and data processing	1,111	982	1,069	987	1,064	4,149	3,291
Marketing and business development	225	272	179	270	247	946	1,100
FDIC premiums	212	308	132	314	262	966	1,568
Merger and conversion costs	—	—	304	—	204	304	2,742
Amortization of intangibles	367	391	425	470	495	1,653	2,445
Foreclosed property/problem asset expense	7	7	107	3	666	124	864
Other noninterest expense	1,952	1,572	1,683	1,611	1,838	6,818	8,017
Total noninterest expense	20,594	17,504	17,623	17,744	18,775	73,465	73,280

INCOME BEFORE PROVISION FOR INCOME TAXES	3,801	5,942	6,173	4,732	2,725	20,648	21,344
Provision for income taxes	19,138	1,890	1,844	1,502	1,116	24,374	7,949
NET (LOSS)/INCOME	$(15,337)	$4,052	$4,329	$3,230	$1,609	$(3,726)	$13,395

Net (loss)/income per common share ‑ basic	$(0.60)	$0.16	$0.17	$0.13	$0.06	$(0.15)	$0.54
Net (loss)/income per common share ‑ diluted	$(0.59)	$0.16	$0.17	$0.13	$0.06	$(0.14)	$0.53

Weighted average shares - basic	25,723,548	25,699,179	25,621,910	25,320,690	25,027,304	25,592,731	24,763,522
Weighted average shares - diluted	25,888,064	25,890,779	25,831,281	25,672,286	25,407,728	25,822,085	25,186,680

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	December 31, 2017			September 30, 2017
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$113,553	$302	1.06%	$69,839	$216	1.23%
Other short-term investments	8,532	40	1.86	13,830	67	1.92
Investment securities:
Taxable investment securities	378,859	2,024	2.12	373,087	1,812	1.93
Non-taxable investment securities(1)	81,410	699	3.41	82,781	701	3.36
Total investment securities	460,269	2,723	2.35	455,868	2,513	2.19
Total loans	1,898,745	22,043	4.61	1,934,505	21,491	4.41
FHLB and FRB stock	16,693	242	5.75	18,494	279	5.99
Total interest-earning assets	2,497,792	25,350	4.03	2,492,536	24,566	3.91
Non-earning assets	222,278			208,851
Total assets	$2,720,070			$2,701,387
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,276,116	2,140	0.67	1,192,664	1,886	0.63
Time deposits	140,921	301	0.85	143,862	292	0.81
Brokered deposits	128,594	415	1.28	156,708	515	1.30
Total interest-bearing deposits	1,545,631	2,856	0.73	1,493,234	2,693	0.72
Total borrowings	111,879	349	1.24	179,808	543	1.20
Total long-term debt	49,507	823	6.60	49,465	824	6.61
Total interest-bearing liabilities	1,707,017	4,028	0.94	1,722,507	4,060	0.94
Demand deposits	649,218			628,029
Other liabilities	37,776			27,019
Shareholders' equity	326,059			323,832
Total liabilities and shareholders' equity	$2,720,070			$2,701,387
Net interest spread			3.09%			2.97%
Net interest income and net interest margin(2)		$21,322	3.39%		$20,506	3.26%

Non-taxable equivalent net interest margin			3.35%			3.23%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Year ended
	December 31, 2017			December 31, 2016
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$85,525	$916	1.07%	$92,744	$583	0.63%
Other short-term investments	14,266	270	1.89	23,134	318	1.37
Investment securities:
Taxable investment securities	366,309	7,221	1.97	310,815	4,755	1.53
Non-taxable investment securities(1)	81,466	2,866	3.52	46,239	1,427	3.09
Total investment securities	447,775	10,087	2.25	357,054	6,182	1.73
Total loans	1,936,109	84,889	4.38	1,986,482	80,781	4.07
FHLB and FRB stock	18,528	1,015	5.48	15,617	837	5.36
Total interest-earning assets	2,502,203	97,177	3.88	2,475,031	88,701	3.58
Non-earning assets	217,455			234,107
Total assets	$2,719,658			$2,709,138
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,197,771	6,983	0.58	1,170,879	4,889	0.42
Time deposits	149,350	1,134	0.76	208,800	936	0.45
Brokered deposits	168,685	1,960	1.16	207,543	1,574	0.76
Total interest-bearing deposits	1,515,806	10,077	0.66	1,587,222	7,399	0.47
Total borrowings	175,060	1,758	1.00	176,122	825	0.47
Total long-term debt	49,444	3,294	6.66	49,275	3,285	6.67
Total interest-bearing liabilities	1,740,310	15,129	0.87	1,812,619	11,509	0.63
Demand deposits	631,046			559,762
Other liabilities	29,497			35,314
Shareholders' equity	318,805			301,443
Total liabilities and shareholders' equity	$2,719,658			$2,709,138
Net interest spread			3.01%			2.95%
Net interest income and net interest margin(2)		$82,048	3.28%		$77,192	3.12%

Non-taxable equivalent net interest margin			3.24%			3.10%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$1,487	$3,274	$1,744	$1,297	$4,302	$(1,787)	$(2,815)
Branch loans held for sale	—	—	—	27,944	30,917	—	(30,917)
Total loans held for sale	$1,487	$3,274	$1,744	$29,241	$35,219	$(1,787)	$(33,732)

Loans held for investment
Commercial loans:
Commercial and industrial	$615,359	$562,426	$578,888	$544,911	$531,061	$52,933	$84,298
Commercial real estate:
Multifamily	99,553	91,219	113,571	108,215	68,223	8,334	31,330
Owner occupied	346,746	348,447	351,733	348,888	352,523	(1,701)	(5,777)
Investment	494,116	505,188	517,571	478,485	438,032	(11,072)	56,084
Construction and land:
1-4 family residential construction	6,906	9,644	11,711	11,799	10,335	(2,738)	(3,429)
Other construction, development, and land	108,589	122,436	113,347	123,838	209,017	(13,847)	(100,428)
Mortgage warehouse loans	39,981	41,551	47,992	58,357	147,519	(1,570)	(107,538)
Total commercial loans	1,711,250	1,680,911	1,734,813	1,674,493	1,756,710	30,339	(45,460)

Residential:
Residential mortgages	104,484	101,976	101,798	99,665	101,921	2,508	2,563
Home equity	76,244	78,773	79,769	81,438	77,358	(2,529)	(1,114)
Total residential loans	180,728	180,749	181,567	181,103	179,279	(21)	1,449

Consumer	29,393	31,750	31,981	32,525	27,338	(2,357)	2,055
Other	16,278	16,106	18,013	17,611	21,565	172	(5,287)
	1,937,649	1,909,516	1,966,374	1,905,732	1,984,892	28,133	(47,243)
Less net deferred fees and other unearned income	(3,810)	(4,084)	(4,283)	(4,008)	(3,562)	274	(248)
Total loans held for investment	$1,933,839	$1,905,432	$1,962,091	$1,901,724	$1,981,330	$28,407	$(47,491)

Total loans	$1,935,326	$1,908,706	$1,963,835	$1,930,965	$2,016,549	$26,620	$(81,223)

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2017				2016
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Balance at beginning of period	$18,870	$21,870	$19,939	$20,595	$18,534
Provision for loan losses	312	314	2,048	565	2,134
Provision for PCI loan losses	(30)	8	(68)	69	74
Loans charged-off:
Commercial and industrial	—	(3,292)	—	(781)	—
Commercial real estate	—	—	—	(132)	24
Construction and land	—	(16)	—	—	—
Residential mortgages	—	—	—	(46)	—
Home equity	—	(31)	(8)	—	—
Consumer	(13)	(7)	(57)	(332)	(158)
Other	—	—	—	—	—
Total loans charged-off	(13)	(3,346)	(65)	(1,291)	(134)
Recoveries on loans previously charged‑off:
Commercial and industrial	192	1	7	—	—
Commercial real estate	—	—	2	—	(15)
Construction and land	1	15	—	—	—
Residential mortgages	—	—	1	—	—
Home equity	—	—	1	—	—
Consumer	12	8	5	1	2
Other	—	—	—	—	—
Total recoveries	205	24	16	1	(13)
Net charge-offs	$192	$(3,322)	$(49)	$(1,290)	$(147)
Balance at period end	$19,344	$18,870	$21,870	$19,939	$20,595

Loans held for investment
PCI Loans	$11,754	$12,090	$11,510	$11,841	$15,253
Non-PCI Loans	1,922,085	1,893,342	1,950,581	1,889,883	1,966,077
	$1,933,839	$1,905,432	$1,962,091	$1,901,724	$1,981,330

Non-performing loans - PCI	$1,211	$1,289	$1,310	$1,684	$2,446

Non-performing loans - Non-PCI	$2,912	$4,553	$12,300	$3,983	$1,615
Foreclosed properties (OREO)	1,215	1,494	1,819	1,869	1,872
Total nonperforming assets	$4,127	$6,047	$14,119	$5,852	$3,487

Allowance for loan losses to loans held for investment	1.00%	0.99%	1.11%	1.05%	1.04%
Net charge-offs to average loans (1)	(0.04)	0.68	0.01	0.26	0.03
Nonperforming loans as a percentage of total loans (2)	0.15	0.24	0.63	0.21	0.08
Nonperforming assets as a percentage of total assets (2)	0.14	0.23	0.52	0.21	0.13

(1)Annualized. (2)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	Linked Quarter Change	Year Over Year Change

DDA	$732,442	$599,292	$612,744	$606,386	$643,471	$133,150	$88,971
NOW	306,331	270,740	250,254	259,760	264,062	35,591	42,269
Savings	26,573	30,131	30,170	30,756	27,932	(3,558)	(1,359)
Money Market	1,117,891	865,238	882,824	916,390	912,493	252,653	205,398
Time	138,612	144,250	142,915	150,867	157,810	(5,638)	(19,198)
Brokered	128,816	193,994	195,047	209,385	200,223	(65,178)	(71,407)
Deposits to be assumed in branch sale	—	—	—	29,495	31,589	—	(31,589)
Total Deposits	$2,450,665	$2,103,645	$2,113,954	$2,203,039	$2,237,580	$347,020	$213,085

Payments Clients	$405,873	$239,079	$250,104	$321,899	$347,833	$166,794	$58,040

Average Deposits(1)

	2017				2016	Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

DDA	$649,218	$628,029	$626,330	$620,325	$591,166	$21,189	$58,052
NOW	338,741	291,810	293,160	290,862	253,187	46,931	85,554
Savings	29,851	30,236	30,468	30,306	29,741	(385)	110
Money Market	907,524	870,618	860,116	815,920	853,281	36,906	54,243
Time	140,921	143,862	149,898	163,021	169,677	(2,941)	(28,756)
Brokered	128,594	156,708	198,703	191,558	197,833	(28,114)	(69,239)
Total Deposits	$2,194,849	$2,121,263	$2,158,675	$2,111,992	$2,094,885	$73,586	$99,964

Payments Clients	$234,558	$209,851	$244,157	$273,630	$211,000	$24,707	$23,558

Noninterest bearing deposits as a percentage of average deposits	29.6%	29.6%	29.0%	29.4%	28.2%
Cost of deposits	0.52%	0.50%	0.46%	0.39%	0.37%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

(in thousands, except share and per share data)	2017				2016	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016

Taxable equivalent interest income reconciliation
Interest income - GAAP	$25,137	$24,351	$24,322	$22,461	$22,307	$96,271	$88,217
Taxable equivalent adjustment	213	215	223	255	223	906	484
Interest income - taxable equivalent	$25,350	$24,566	$24,545	$22,716	$22,530	$97,177	$88,701

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$21,109	$20,291	$20,489	$19,253	$19,278	$81,142	$76,708
Taxable equivalent adjustment	213	215	223	255	223	906	484
Net interest income - taxable equivalent	$21,322	$20,506	$20,712	$19,508	$19,501	$82,048	$77,192

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.35%	3.23%	3.23%	3.16%	3.07%	3.24%	3.10%
Impact of taxable equivalent adjustment	0.04	0.03	0.03	0.04	0.04	0.04	0.02
Net interest margin - taxable equivalent	3.39%	3.26%	3.26%	3.20%	3.11%	3.28%	3.12%

Operating noninterest income reconciliation
Noninterest income - GAAP	$3,568	$3,477	$5,287	$3,857	$4,430	$16,189	$21,732
Gain on sale of branches	—	—	—	—	—	—	(3,885)
Operating noninterest income	$3,568	$3,477	$5,287	$3,857	$4,430	$16,189	$17,847

Operating noninterest expense reconciliation
Noninterest expense - GAAP	$20,594	$17,504	$17,623	$17,744	$18,775	$73,465	$73,280
Merger-related expenses	—	—	—	—	(204)	—	(2,742)
Divestiture expenses	—	—	—	—	—	—	(305)
Operating noninterest expense	$20,594	$17,504	$17,623	$17,744	$18,571	$73,465	$70,233

Operating income before income taxes reconciliation
Income before income taxes - GAAP	$3,801	$5,942	$6,173	$4,732	$2,725	$20,648	$21,344
Taxable equivalent adjustment	213	215	223	255	223	906	484
Merger-related expenses	—	—	—	—	204	—	2,742
Divestiture expenses	—	—	—	—	—	—	305
Gain on sale of branches	—	—	—	—	—	—	(3,885)
Operating income before income taxes	$4,014	$6,157	$6,396	$4,987	$3,152	$21,554	$20,990

Operating income tax reconciliation
Income tax expense - GAAP	$19,138	$1,890	$1,844	$1,502	$1,116	$24,374	$7,949
Taxable equivalent adjustment	213	215	223	255	223	906	484
Merger related expenses, tax benefit	—	—	—	—	78	—	1,057
Divestiture expenses, tax benefit	—	—	—	—	—	—	118
Gain on sale of branches, tax expense	—	—	—	—	—	—	(1,500)
Revaluation of net deferred tax asset	(17,398)	—	—	—	—	(17,398)	—
Operating income tax expense	$1,953	$2,105	$2,067	$1,757	$1,417	$7,882	$8,108

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

(in thousands, except share and per share data)	2017				2016	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016

Operating net income reconciliation
Net income (loss) - GAAP	$(15,337)	$4,052	$4,329	$3,230	$1,609	$(3,726)	$13,395
Merger related expenses, net of income tax	—	—	—	—	126	—	1,685
Divestiture expenses, net of income tax	—	—	—	—	—	—	187
Gain on sale of branches, net of income tax	—	—	—	—	—	—	(2,385)
Revaluation of net deferred tax asset	17,398	—	—	—	—	17,398	—
Operating net income	$2,061	$4,052	$4,329	$3,230	$1,735	$13,672	$12,882

Operating diluted earnings per share reconciliation
Diluted earnings (loss) per share - GAAP	$(0.59)	$0.16	$0.17	$0.13	$0.06	$(0.14)	$0.53
Merger related expenses	—	—	—	—	0.01	—	0.06
Net gain on sale of branches	—	—	—	—	—	—	(0.08)
Revaluation of net deferred tax asset	0.67	—	—	—	—	0.67	—
Diluted earnings per share - operating	$0.08	$0.16	$0.17	$0.13	$0.07	$0.53	$(0.51)

Tangible book value per common share reconciliation
Total shareholders’ equity	$308,425	$324,754	$319,435	$310,967	$303,658	$308,425	$303,658
Intangible assets	(24,393)	(24,760)	(25,151)	(25,913)	(26,383)	(24,393)	(26,383)
Total tangible common equity	$284,032	$299,994	$294,284	$285,054	$277,275	$284,032	$277,275
Common shares outstanding	25,712,909	25,716,418	25,654,521	25,535,013	25,093,135	25,712,909	25,093,135
Book value per common share - GAAP	$11.99	$12.63	$12.45	$12.18	$12.10	$11.99	$12.10
Tangible book value	11.05	11.67	11.47	11.16	11.05	11.05	11.05

Return on average equity reconciliation
Net income (loss) - GAAP	$(15,337)	$4,052	$4,329	$3,230	$1,609	$(3,726)	$13,395
Merger related expenses, net of income tax	—	—	—	—	126	—	1,685
Divestiture expenses, net of income tax	—	—	—	—	—	—	187
Gain on sale of branches, net of income tax	—	—	—	—	—	—	(2,385)
Revaluation of net deferred tax asset	17,398	—	—	—	—	17,398	—
Operating net income	$2,061	$4,052	$4,329	$3,230	$1,735	$13,672	$12,882
Average shareholders' equity	$326,059	$323,832	$316,825	$308,261	$308,588	$318,805	$301,443
Return on average equity - GAAP	(18.66)%	4.96%	5.48%	4.19%	2.09%	(1.17)%	4.44%
Return on average equity - operating	2.51	4.96	5.48	4.19	2.25	4.29	4.27

Return on average assets reconciliation
Net income (loss) - GAAP	$(15,337)	$4,052	$4,329	$3,230	$1,609	$(3,726)	$13,395
Merger related expenses, net of income tax	—	—	—	—	126	—	1,685
Divestiture expenses, net of income tax	—	—	—	—	—	—	187
Gain on sale of branches, net of income tax	—	—	—	—	—	—	(2,385)
Revaluation of net deferred tax asset	17,398	—	—	—	—	17,398	—
Operating net income	$2,061	$4,052	$4,329	$3,230	$1,735	$13,672	$12,882
Average assets	$2,720,070	$2,701,387	$2,762,389	$2,694,715	$2,722,444	$2,719,658	$2,709,138
Return on average assets - GAAP	(2.24)%	0.60%	0.63%	0.48%	0.24%	(0.14)%	0.49%
Return on average assets - operating	0.30	0.60	0.63	0.48	0.25	0.50	0.48

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

(in thousands, except share and per share data)	2017				2016	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016

Efficiency ratio reconciliation
Noninterest income - GAAP	$3,568	$3,477	$5,287	$3,857	$4,430	$16,189	$21,732
Gain on sale of branches	—	—	—	—	—	—	(3,885)
Operating noninterest income	$3,568	$3,477	$5,287	$3,857	$4,430	$16,189	$17,847
Noninterest expense - GAAP	$20,594	$17,504	$17,623	$17,744	$18,775	$73,465	$73,280
Merger-related expenses	—	—	—	—	(204)	—	(2,742)
Divestiture expenses	—	—	—	—	—	—	(305)
Operating noninterest expense	$20,594	$17,504	$17,623	$17,744	$18,571	$73,465	$70,233
Net interest income	$21,109	$20,291	$20,489	$19,253	$19,278	$81,142	$76,708
Efficiency ratio	83.45%	73.65%	68.37%	76.78%	78.33%	75.48%	74.28%

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$308,425	$324,754	$319,435	$310,967	$303,658	$308,425	$303,658
Intangible assets	(24,393)	(24,760)	(25,151)	(25,913)	(26,383)	(24,393)	(26,383)
Total tangible common equity	$284,032	$299,994	$294,284	$285,054	$277,275	$284,032	$277,275

Total assets	$2,891,421	$2,638,412	$2,702,575	$2,802,078	$2,727,543	$2,891,421	$2,727,543
Intangible assets	(24,393)	(24,760)	(25,151)	(25,913)	(26,383)	(24,393)	(26,383)
Total tangible assets	$2,867,028	$2,613,652	$2,677,424	$2,776,165	$2,701,160	$2,867,028	$2,701,160
Tangible common equity to tangible assets	9.91%	11.48%	10.99%	10.27%	10.27%	9.91%	10.27%